Ryerson Quarterly Release Presentation Q3 2024 Exhibit 99.2

Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our most recent annual report on Form 10-K for the year ended December 31, 2023, our quarterly report on Form 10-Q for the quarter ended September 30, 2024, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Generated $1.13 billion of revenue from 485,000 tons shipped and average selling price of $2,323 per ton Incurred Net Loss attributable to Ryerson Holding Corporation of $6.6 million, or Diluted Loss Per Share of $0.20 and Adjusted EBITDA1, excluding LIFO of $21.0 million as counter-cyclical and seasonal bottoming continues Generated Operating Cash Flow of $134.6 million and Free Cash Flow of $103.4 million Reduced inventory by $80.8 million on a FIFO cost basis2, compared to the second quarter of 2024 Returned $42.0 million to shareholders during the quarter, comprised of $36.0 million in share repurchases and $6.0 million in dividends Ended the quarter with debt of $522 million and net debt3 of $487 million as of September 30, 2024, compared to $525 million and $497 million, respectively, on June 30, 2024 Progressing well towards $60 million of annualized cost reduction expectations from operating expenses4 Acquired Production Metals, a value-added processor of aluminum, stainless, and specialty steel Hosted open house at Central Steel & Wire’s University Park, IL distribution hub and service center for customers, suppliers, vendors, investors, and employees Declared a fourth-quarter 2024 dividend of $0.1875 per share Q3 2024 Highlights 1For EBITDA, Adjusted EBITDA and Adj EBITDA excluding LIFO please see Appendix; 2FIFO cost basis is inventory cost excluding LIFO;3Net Debt is defined as Long Term Debt plus Short-Term Debt less Cash and Cash Equivalents and excludes Restricted Cash 4Operating Expenses defined as Warehousing, delivery, selling, general, and administrative expenses;

Macro & commodities 1Sources: Bloomberg: prices through September 30, 2024; Futures prices as of October 18, 2024; Bloomberg, US Industrial Production Index Month YoY Change; Bloomberg, U.S. Manufacturing PMI Commodity Prices Since Dec. 2017 Futures indicate pricing stabilizing; Macroeconomic indicators contractionary Futures U.S. Industrial Production

12023 Sales Mix by tons Excludes Other Industry Sectors which represent approximately 4% of Ryerson sales mix; Sales Mix based on 2023 results as disclosed in Ryerson’s Annual Report on Form 10-K for the year ended December 31, 2023 Metal Fab and Machine Shop Industrial Equipment Commercial Ground Transportation Food & Ag Consumer Durable Construction Equipment HVAC Oil & Gas 2023 Sales Mix1 Commentary QoQ Volume 25% 17% 17%  9% 9% 8% 7% 4% Ryerson’s third quarter North American shipments reflected seasonal slowdown in customer buying patterns as well as slowdown in demand from transportation, consumer and industrial manufacturing sectors   Sequential end-market trends

Next Phase Target sequence PHASE 1 PHASE 2 PHASE 3 Invest in modernization and automation Optimize network to increase efficient operating leverage Integrate North American service center network through common digital platforms De-lever from high-yield debt Monetize legacy assets Re-orient focus of company towards public shareholders Market Share Expansion vs MSCI  Margin Accretion led by value-added and transactional sales Next Phase Earnings $350 - $400M thru-the-cycle Adjusted EBITDA

University Park Productivity Productivity is measured in lines per hour Productivity Ryerson Average CS&W Kedzie CS&W University Park Investment Thesis 1.4x 1.2x 1.0x 0.8x 0.6x 0.4x 0.2x 0.0x

Anticipate slowing conditions impacting Q4 volumes and pricing  1Net Loss attributable to Ryerson Holding Corporation; 2Diluted EPS (loss) of ($0.50) represents the midpoint of our ($0.53) – ($0.47) guidance range. See Ryerson’s 8-K filed on October 29, 2024 Net Sales Net Loss1 Adj. EBITDA, excl. LIFO $1.00 - 1.04B $(17) – (16)M $10 - 12M Fourth quarter revenue guidance of $1.00B to $1.04B  assumes: Average Selling Prices between (1%) to 1%  Shipments decrease 8% to 10% Diluted Earnings (loss) per Share Q4 2024 Guidance

1LTM Free Cash Flow Yield is calculated based on Last Twelve Months free cash flow divided by period-end market capitalization. LTM Free Cash Flow of $103.6M and market cap on 9/30/24 of $634.0 Capital Investment Expense Management Compared to Q2 2024 Inventory Days of Supply Cash Conversion Cycle 80 79 Asset Management Cash Flow Service Center modernization investments in new service centers, expanded service centers and value-added capex Third quarter cash flow generation driven by working capital release The Company’s cash conversion cycle increased sequentially due to an increase in days of sales outstanding and a decrease in days payables outstanding, partially offset by a decrease in inventory days of supply Cash from Operating activities LTM Free Cash Flow Yield1 $134.6 16.3% Q3 2024 Investment FY 2024E $32M $110M Expense Expense/Sales ($2.1M) +130bps Expenses decreased $2.1M, or 1.1%, compared to Q2 2024 driven by lower expenses from personnel, operations, and general administrative expenses. Decreases were partially offset by cost increases from investment cycle projects. financial and operating metrics

A reconciliation of Net Debt as well as other non-GAAP financial measures to comparable GAAP measures is included in the Appendix. See Ryerson’s 8-K filed on October 29, 2024 Net Leverage of 3.8x in Q3 ’24 above target leverage range of 0.5x to 2.0x Global liquidity remained strong at $491M in Q3 ’24 Cash and Cash Equivalents Foreign Availability North American Availability Liquidity and leverage

Capital allocation plan 1LTM is Last Twelve Months LTM1 free cash flow generation $32M in Q3’24; $110M in ’24E Modernization and   and Value-Add Quarterly dividend of $0.1875 per share for Q4’24 Track record of successful acquisitions $36M repurchased in Q3’24; $38M remaining in authorization Supports key pillars of Capital Allocation CAPEX M&A DIVIDENDS BUYBACKS shareholder returns $0.1875 per Share Return of capital to investors and $36.0M  Share repurchases completed in Q3 2024 Q4 2024 Announced:  Ryerson’s dividend is enabled by a transformed balance sheet and continued prioritization of shareholder returns as part of a balanced capital allocation strategy $0.1875 per Share Return of capital to investors

Q3 2024 key financial metrics 1 Net Loss attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on October 29, 2024 Net Sales Gross Margin Net Loss1  Diluted Loss per Share Debt $1.1B 17.9% ($6.6M) ($0.20) $522M (8.1%) QoQ -30 bps QoQ ($16.5M) QoQ ($0.49) QoQ ($3M) QoQ Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA  excl. LIFO Adjusted Diluted Loss per Share Net Debt 485k 16.3% $21.0M ($0.20) $487M (4.5%) QoQ -110 bps QoQ ($21.6M) QoQ ($0.53) QoQ (10M) QoQ

Diversified (metals mix, ~40k customers, ~75k products) Availability, speed, ease, consistency Over 110 facilities Hundreds of “virtual” locations  24/7 E-Commerce Platform  Relationship-centric customer experience Building the value chain of the future Intelligent Network 14

Launched Ryerson.com 3.0 Investing in digitalization to improve the customer experience 15

Appendix

University Park – New CS&W HQ 900,000 sq ft facility Significant automation and technological enhancements Investing IN the Business West Shelbyville Expansion State-of-the-art cut-to-length line (CTL) and automated storage and retrieval system for sheet products Centralia Pacific NW 214,000 sq ft facility Advanced processing capabilities for sheet, plate, and long products Portage Laser Cell Automated coil processing & laser cutting Atlanta Tube Laser Center Expanded tube processing facility SAP Conversion Converted 17 locations to SAP

Stronger capital structure allows for greater returns to shareholders Dividend payments 1EPS is Diluted EPS; 2Yield for 2023 is based on closing share price as of December 29, 2023, of $34.68. Yield for TTM Q3’24 is based on closing share price as of September 30, 2024, of $19.91. Dividend per Share 1 2 19

Quarterly financial highlights 1 Net Loss attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Tons Sold (000’s) Adj. EBITDA excl. LIFO & Net Income (Loss) Margin % 1 20 1

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO 21

Non-GAAP Reconciliation: Adjusted Net Income (loss) 22

Non-GAAP Reconciliation: Net Debt 23